                                                                       EX-99.B16

              SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS*

           VANGUARD INSTITUTIONAL INDEX FUND -- INSTITUTIONAL SHARES


1. Average Annual Total Return
        P (1 + T)(n) = ERV


   Where:       P = a hypothetical initial payment of $1,000
                T = average annual total return
                N = number of years
                ERV = ending redeemable value at the end of the period
   EXAMPLE:
   --------------------------------------------------------------------------------
        One Year
   --------------------------------------------------------------------------------
                P =    $1,000
                T =    33.36%
                N =    1
              ERV =    $1,333.62
        Five Year
   --------------------------------------------------------------------------------
                P =    $1,000
                T =    20.28
                N =    5
              ERV =    $2,517.11
        Since inception**
   --------------------------------------------------------------------------------
                P =    $1,000
                T =    17.58%
                N =    Since inception
              ERV =    $3,325.59


   **July 31, 1990

2. YIELD (30 Days Ended December 31, 1997)

                  Yield = 2[(a - b +1)(6th power)-1]
                             -----
                             c x d


   Where: a = dividends and interest paid during the period b = expense dollars during the period (net of reimbursements) c = the average daily number of shares outstanding during the period d = the maximum offering price per share on the last day of the period
      Example:    a = $21,275,665.68
                  b = $749,287.24
                  c = 171,778,943.83
                  d = $89.56
                  Yield = 1.61%


   *Figures presented are as of the year ended December 31, 1997.

                                                                       EX-99.B16



              SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS*


         VANGUARD INSTITUTIONAL INDEX FUND -- INSTITUTIONAL PLUS SHARES



1. Average Annual Total Return
        P (1 + T)n = ERV



   Where:       P = a hypothetical initial payment of $1,000
                T = average annual total return
                N = number of years
                ERV = ending redeemable value at the end of the period
   EXAMPLE:
   --------------------------------------------------------------------------------
                                                                   Since inception*
   --------------------------------------------------------------------------------
                P =    $1,000
                T =    7.29%
                N =    Since inception
              ERV =    $1,072.85



   *July 7, 1997



2. YIELD (30 Days Ended December 31, 1997)



                  Yield = 2[(a - b +1)6-1]


                      ---------------------------


                             c x d



   Where: a = dividends and interest paid during the period b = expense dollars during the period (net of reimbursements) c = the average daily number of shares outstanding during the period d = the maximum offering price per share on the last day of the period
      Example:    a = $4,153,010.04
                  b = $59,783,43
                  c = 33,567,507.30
                  d = $89.56
                  Yield = 1.64%



   *Figures presented are as of the year ended December 31, 1997.